EXHIBIT 5.1

                                 HOGAN & HARTSON
                                     L.L.P.

                                                                885 THIRD AVENUE
                                                                      26TH FLOOR
                                                              NEW YORK, NY 10022
                                                             TEL: (212) 409-9800
                                                             FAX: (212) 409-9801

                                February 14, 2000

Board of Directors
SAVVIS Communications Corporation
12007 Sunrise Valley Drive
Reston, VA  20191

Gentlemen:

         We are acting as special counsel to SAVVIS Communications Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 14,875,000 shares of the Company's common stock, par value $.01 per share (the "SHARES") by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. The Amended and Restated Certificate of Incorporation of the Company, as amended to date, as on file as of the date hereof in the office of the Secretary of State of the State of Delaware and as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.


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Board of Directors
SAVVIS Communications Corporation

         4. The proposed form of Purchase Agreement among the Company and the several Underwriters to be named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear Stearns & Co. Inc. and CIBC World Markets Corp. will act as
                  representatives  (the   "UNDERWRITING  AGREEMENT"),  filed  as
                  Exhibit 1.1. to the Registration Statement.

         5. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on October 29, 1999, and resolutions of the Board of Directors adopted at meetings held on December 7, 1999 and January 26, 2000, respectively, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following, (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the

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Board of Directors
SAVVIS Communications Corporation

Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the Underwriting Agreement as executed, the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Validity of the Shares" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      /s/ HOGAN & HARTSON L.L.P.
                                     ---------------------------
                                          HOGAN & HARTSON L.L.P.